 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Pressure BioSciences, Inc. of our report dated March 31, 2010, with respect to the consolidated financial statements of Pressure BioSciences, Inc. and Subsidiary as of December 31, 2009 and for the year then ended, which appears in the Annual Report on Form 10-K of Pressure BioSciences, Inc. for the year ended December 31, 2010.

We also consent to the reference to our Firm under the heading "Experts" in such Registration Statement.

/s/ UHY LLP

Houston, Texas
September 13, 2011